EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Procera Networks Announces First Quarter 2011 Results

First Quarter Revenue of $6.9 million, up 110% Year-over-Year

Fremont, Calif., May 10, 2011 – Procera Networks, Inc. (NYSE Amex: PKT), the intelligent policy enforcement company, today reported financial results for its first quarter ended March 31, 2011.

First Quarter Highlights

•	Revenue of $6.9 million, up 110% from Q110
•	Bookings of $9.6 million, up 174% from Q110
•	Signed and received initial orders from two new European Tier-1 service providers
•	Received $2 million follow-on order from North American Tier-1 Cable MSO
•	Received follow-on orders from six of the Company’s 13 Tier-1 service provider customers
•	Sales to two Tier-1 service provider customers were greater than 10% of revenue, a first for these customers
•	40 higher education customer wins
•	Gross margin improved to 61%, compared to 58% in Q410 and 52% in Q110
•	Non-GAAP net income of $136,000, compared to a non-GAAP net loss of $1.2 million in Q110
•	Cash flow from operations was $2.4 million
•	Cash and cash equivalents were $9.4 million, compared to $7.9 million at December 31, 2010
•	14 direct Tier-1 trials ongoing or planned over the next 90 days; additional trials through partners

Financial Guidance
Procera is reiterating its annual revenue guidance for 2011 of $30 million, representing growth of 50% year-over-year.

James Brear, president and CEO of Procera Networks, commented, “We are executing well on our growth plan and our strong revenue and bookings in the first quarter reflect our success in generating follow-on orders from our existing Tier-1 customers and converting trials into new customer wins.  During the quarter, we received follow-on orders from six of our existing 13 Tier-1 service provider customers; three of these orders from mobile operators.  In addition, we announced two new Tier-1 European service provider customers in April, winning initial orders from a leading cable MSO and a Tier-1 fixed/mobile operator.

“Adding to our strategic partnerships, we signed a new alliance during the first quarter with F5 Networks that provides technology synergies between the two companies.  We are gaining increasing traction within the rapidly growing mobility market, a key targeted vertical, and are benefiting from the accelerating demand for mobile data that is impacting the ability of service providers to effectively manage their bandwidth capacity and maintain quality of service, driving the need for Intelligent Policy Enforcement. As we continue to expand our market reach and opportunities, carriers around the world are increasingly recognizing the value in our products as a revenue generating technology that can help them differentiate their service and provide a better experience,” Mr. Brear concluded.

Procera Networks Inc. • 4121 Clipper Court, Fremont, CA 94538
Tel: (510) 230-2777 • Fax: (510) 656-1355 • www.proceranetworks.com

First Quarter 2011 Financial Results
Revenue for the first quarter of 2011 was $6.9 million, up 110% from revenue of $3.3 million in the first quarter of 2010.

GAAP net loss for the first quarter was $230,000, or a loss of $0.02 per share, compared to a net loss of $1.5 million, or a loss of $0.15 per share, in the first quarter of 2010.

Non-GAAP net income for the first quarter of 2011 was $136,000, compared to a non-GAAP net loss of $1.2 million in the first quarter of 2010. For an explanation of non-GAAP financial measures used in this release, and reconciliation to comparable GAAP measures, please refer to the Use of Non-GAAP Financial Information below.

Conference Call Information
Procera Networks, Inc. will host a conference call at 4:30 p.m. Eastern Time today to discuss its financial results for the first quarter ended March 31, 2011.  Interested parties can access the live call by dialing 877-941-8418 or 480-629-9809 (International) and request the “Procera” call.  A replay of the call will be available approximately one hour following the end of the call through 11:59 p.m. ET on Tuesday, May 17, 2011, by dialing 800-406-7325 and entering the replay code of 4436587#.  To access the replay from international locations, dial 303-590-3030 using the same passcode.  An archive of the conference call will be available on the Quarterly Results and Events section of the Procera Networks’ Investor Relations Web site at www.proceranetworks.com/investors.

Safe Harbor Statement
This press release contains forward-looking statements, including statements relating to expectations for revenue growth in 2011, our ability to win new business, potential benefits from partnerships and alliances, including with GENBAND and F5 Networks, obtaining follow-on orders from new and existing customers, and the expected demand for Procera Networks' products and services. These forward-looking statements involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements, including risks related to our ability to raise capital; the acceptance and adoption of our products; our ability to service and upgrade our products; lengthy sales cycles and lab and field trial delays by service providers; our dependence on a limited product line; our dependence on key employees; our ability to compete in our industry with companies that are significantly larger and have greater resources; our ability to protect our intellectual property rights in a global market; our ability to manufacture product quickly enough to meet potential demand; and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission. More information about these and other risks that may impact Procera Networks’ business are set forth in our Form 10-K filed for the year ended December 31, 2010. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.

Use of Non-GAAP Financial Information
Procera’s management believes that certain non-GAAP financial measures, when taken together with the corresponding consolidated GAAP measures and related segment information, provide incremental insight into the underlying factors and trends affecting both Procera’s performance and its cash generating potential. Management believes these non-GAAP measures increase the transparency of the company’s current results and enable investors to more fully understand trends in its current and future performance.

Procera Networks Inc. • 4121 Clipper Court, Fremont, CA 94538
Tel: (510) 230-2777 • Fax: (510) 656-1355 • www.proceranetworks.com

Thus, in addition to the financial results presented in accordance with Generally Accepted Accounting Principles (GAAP), this press release and the accompanying tables and the related earnings conference call contain certain non-GAAP financial measures that we believe are helpful in understanding our financial performance. For reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying tables titled, "GAAP to Non-GAAP Reconciliations." Management regularly uses these supplemental non-GAAP financial measures internally to understand and manage our business and forecast future periods. Our non-GAAP financial measures include adjustments for stock-based compensation expenses: we have excluded the effect of stock-based compensation from our non-GAAP gross profit, operating expenses and net income measures. Although stock-based compensation is a key incentive offered to our employees and consultants, we continue to evaluate our business performance excluding stock-based compensation expenses. Stock-based compensation expenses will recur in future periods.

The non-GAAP financial measures are not consistent with GAAP because they do not fully reflect non-cash expenses. The above-mentioned non-GAAP measures are generated by adjusting the related GAAP measures solely to reverse the effect of the above mentioned non-cash expenses. The Company uses these financial measures to provide additional insight into current operating and business trends not readily apparent from the GAAP results.

Management believes users of Procera’s financial statements will benefit from greater transparency in referring to these non-GAAP financial measures when assessing the Company’s operating results, as well as when forecasting and analyzing future periods. However, management recognizes that:

•	these non-GAAP financial measures are limited in their usefulness and should be considered only as a supplement to the Company’s GAAP financial measures;
•	these non-GAAP financial measures should be read in conjunction with our consolidated financial statements prepared in accordance with GAAP;
•	these non-GAAP financial measures should not be considered in isolation from, or as a substitute for, the Company’s GAAP financial measures;
•	these non-GAAP financial measures should not be considered to be superior to the Company’s GAAP financial measures;
•
these non-GAAP financial measures were not prepared in accordance with GAAP and investors should not assume that the non-GAAP financial measures presented in this earnings release were prepared under a comprehensive set of rules or principles; and

•	management intends to continue to track and present these non-GAAP financial measures for future periods.

Further, these non-GAAP financial measures may be unique to Procera, as they may be different from non-GAAP financial measures used by other companies. As such, this presentation of non-GAAP financial measures may not enhance the comparability of the Company’s results to the results of other companies.

A reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure or measures appears at the end of this press release.

About Procera Networks Inc.
Procera Networks Inc. delivers Intelligent Policy Enforcement (IPE) solutions, leveraging advanced Deep Packet Inspection (DPI) technology. This enables carriers, services providers and higher education institutions to improve the quality and lifetime of their networks, better monetize their infrastructure investments, control hazards, and create attractive services for their users by making qualified business decisions based on granular user and traffic intelligence. Procera's core product suite, the PacketLogic line of platforms, is an engine that drives the PCC (Policy and Charging Control) ecosystem, by enforcing advanced network and service policies. PacketLogic is deployed at more than 600 customers who value the unparalleled accuracy and high-end performance of the PacketLogic solution. Founded in 2002, Procera (NYSE AMEX: PKT) is based in Silicon Valley and has offices around the globe. More information is available at www.proceranetworks.com.

Procera Networks Inc. • 4121 Clipper Court, Fremont, CA 94538
Tel: (510) 230-2777 • Fax: (510) 656-1355 • www.proceranetworks.com

Press Contact
Diana Loredo, Procera Networks, 510-228-4291, diana.loredo@proceranetworks.com

Investor Relations Contact
Charles Messman or Todd Kehrli, MKR Group Inc., 323-468-2300, pkt@mkr-group.com

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Procera Networks Inc. • 4121 Clipper Court, Fremont, CA 94538
Tel: (510) 230-2777 • Fax: (510) 656-1355 • www.proceranetworks.com

Procera Networks, Inc.
Condensed Consolidated Statements of Operations
Unaudited

	Three Months Ended
	March 31,
	2011	2010
Sales:
Product sales	$5,615,542	$2,382,964
Support sales	1,307,351	910,646
Total sales	6,922,893	3,293,610
Cost of sales:
Product cost of sales	2,583,452	1,451,935
Support cost of sales	136,036	127,485
Total cost of sales	2,719,488	1,579,420

Gross profit	4,203,405	1,714,190
	60.7%	52.0%
Operating expenses:
Research and development	1,037,982	620,495
Sales and marketing	2,064,485	1,457,497
General and administrative	1,276,185	1,107,374
Total operating expenses	4,378,652	3,185,366

Loss from operations	(175,247)	(1,471,176)

Interest and other income (expense), net	(30,222)	(42,972)

Loss before income taxes	(205,469)	(1,514,148)
Income tax provision	24,200	1,256
Net loss	$(229,669)	$(1,515,404)

Net loss per share - basic and diluted	$(0.02)	$(0.15)

Shares used in computing net loss per share* - basic and diluted	11,276,927	9,948,272

* Shares used in per share calculations reflect a 1-for-10 reverse stock split effected by the Company on February 4, 2011.

Procera Networks, Inc.
Condensed Consolidated Balance Sheets

	March 31,	December 31,
	2011	2010
ASSETS
Current Assets:
Cash and cash equivalents	$9,366,105	$7,875,798
Accounts receivable, net of allowance	9,037,777	11,407,220
Inventories, net	2,678,339	2,549,695
Prepaid expenses and other	480,618	831,737
Total current assets	21,562,839	22,664,450

Property and equipment, net	884,527	873,173
Goodwill	960,209	960,209
Other non-current assets	27,192	19,150
Total assets	$23,434,767	$24,516,982

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Line of credit	$716,656	$1,718,732
Accounts payable	1,753,129	1,943,799
Deferred revenue	3,764,538	3,732,756
Accrued liabilities	2,578,707	2,662,564
Total current liabilities	8,813,030	10,057,851

Non-current liabilities:
Deferred revenue	634,770	704,735
Total liabilities	9,447,800	10,762,586

Commitments and contingencies	-	-

Stockholders' equity:
Common stock	11,364	11,315
Additional paid-in capital	76,467,370	76,093,272
Accumulated other comprehensive loss	(243,790)	(331,883)
Accumulated deficit	(62,247,977)	(62,018,308)
Total stockholders' equity	13,986,967	13,754,396

Total liabilities and stockholders' equity	$23,434,767	$24,516,982

Procera Networks, Inc.
GAAP to Non-GAAP Reconciliation; and Supplemental Financial Information
Unaudited

	Three Months Ended
	March 31,	December 31,	March 31,
	2011	2010	2010

Sales - U.S. GAAP as reported	6,922,893	7,518,088	3,293,610

Reconciliation of Gross Profit:
U.S. GAAP as reported	4,203,405	4,364,257	1,714,190
As a percentage of sales	60.7%	58.1%	52.0%
Adjustment:
Stock-based compensation (1)	24,759	24,671	21,727
As Adjusted	4,228,164	4,388,928	1,735,917
As a percentage of sales	61.1%	58.4%	52.7%

Reconciliation of Operating Expense:
U.S. GAAP as reported	4,378,652	4,143,665	3,185,366
Adjustment:
Stock-based compensation (1)	340,660	393,001	282,875
As Adjusted	4,037,992	3,750,664	2,902,491

Reconciliation of Net Income (Loss):
U.S. GAAP as reported	(229,669)	182,326	(1,515,404)
Adjustment:
Stock-based compensation (1)	365,419	417,672	304,602
As Adjusted	135,750	599,998	(1,210,802)

(1) Stock-based compensation expense is calculated in accordance with the fair value recognition provisions of Statements of Financial Accounting Standards No. 123 (R).